                                                                                                   EXHIBIT 20

CS FIRST BOSTON                                                                                                          Page 1
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                        May 1, 1996 through May 31, 1996

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                            $50,010,404.63
(B) Class A Certificate Ownership Interest of the Trust                                                          89.00%
(C) Original Class A Certificate Balance                                                                $44,509,260.12
(D) Class A Certificate Rate                                                                                      6.60%
(E) Class B Certificate Ownership Interest of the Trust                                                           5.00%
(F) Original Class B Certificate Balance                                                                 $2,500,520.23
(G) Class B Certificate Rate                                                                                      7.05%
(H) Original Class C Certificate Balance                                                                 $3,000,624.28
(I) Class C Certificate Rate                                                                                      0.00%
(J) Servicing Fee Rate                                                                                            3.50%
(K) Original Weighted Average Coupon (WAC)                                                                       19.92%
(L) Original Weighted Average Remaining Term (WAM)                                                               52.32 months
(M) Number of Contracts                                                                                          4,144
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                            5.00%
    (ii)  Specified SA Balance                                                                           $2,500,520.23
    (iii) Floor Amount                                                                                    1,000,208.09

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                          Total Trust
                                                                                                      -------------------
(A) Total Portfolio Outstanding                                                                         $50,010,404.63
(B) Total Portfolio Pool Factor                                                                              1.0000000
(C) Class A Certificate Balance                                                                         $44,509,260.12
(D) Class A Principal Factor                                                                                 1.0000000
(E) Class B Certificate Balance                                                                          $2,500,520.23
(F) Class B Principal Factor                                                                                 1.0000000
(G) Class C Certificate Balance                                                                          $3,000,624.28
(H) Spread Account Balance                                                                                        0.00
(I) Payahead Account Balance                                                                                 71,642.22
(J) Cumulative Accrued Servicing Fee Balance                                                                      0.00
(K) Cumulative Net Losses for All Prior Periods                                                                   0.00
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                         19.92%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                 52.32 months
(N) Number of Contracts                                                                                          4,144

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                      $992,303.99
    (ii)  Interest Payments Received                                                                        766,042.50
    (iii) Repurchased Loan Principal                                                                              0.00
    (iv)  Repurchased Loan Interest                                                                               0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                   10,990.86
(C) Amount Applied From Payahead Account                                                                          0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                         19.91%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                             51.40 months
(F) Remaining Number of Contracts                                                                                4,066
(G) Delinquent Contracts
                                                                              Contracts                       Amount
                                                                            -------------   -------------------------------------
    (i)   30-59 Days Delinquent                                                  39             0.96%      $494,181.76      1.01%
    (ii)  60-89 Days Delinquent                                                   0             0.00%             0.00      0.00%
    (iii) 90 Days or More Delinquent                                              0             0.00%             0.00      0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                              $11,601.92
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                 $23,284.42
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                     11,682.50
    (iii) Recoveries on Previously Liquidated Contracts                                                           0.00
(F) Number of Vehicles Repossessed During the Collection Period                                                     44
(G) Amount of Receivables Purchased Through Prefunding Account                                                   $0.00

I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated May 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend          Controller                    6/10/96
- ----------------------------------------               ---------------------
Signature                     Title                    Date

                                                                                                   EXHIBIT 20

    CS FIRST BOSTON                                                                                                Page 2
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                        May 1, 1996 through May 31, 1996
I. COLLECTIONS
(A) Principal Payments Received (C(A)i)                                                              $992,303.99
(B) Interest Payments Received (C(A)ii)                                                               766,042.50
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                           11,682.50
(D) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                              0.00
                                                                                                 ---------------
(F) Total Collections (A+B+C+D+E)                                                                  $1,770,028.99

                                                                                                 ---------------
(H) Total Available Amount (F+G)                                                                   $1,770,028.99

II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                              $992,303.99
(B) Principal on Repurchased Contracts (C(A)iii)                                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          23,284.42
                                                                                                 ---------------
(D) Total Principal Reduction (A+B+C)                                                              $1,015,588.41

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                               $244,800.93
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                   903,873.68
                                                                                                 ---------------
    (iii) Total Distributable Amount (i+ii)                                                        $1,148,674.61

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                $14,690.56
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                    50,779.42
                                                                                                 ---------------
    (iii)  Total Distributable Amount (i+ii+iii)                                                      $65,469.98

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                     $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                             60,935.31
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                        349,085.41
                                                                                                 ---------------
    (iv)  Total Distributable Amount (i+ii+iii)                                                      $410,020.72

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                    $145,863.68

(I) Required Distributions
    (i)   Servicing Fee Subordinated                                                                       $0.00
    (ii)  Class A Amount (II(E)iii)                                                                 1,148,674.61
    (iii) Class B Amount (II(F)iii)                                                                    65,469.98
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                         555,884.40
    (v)   Amount Applied to Accrued Servicing Fee                                                           0.00
    (vi)  Class C Amount (VI(A))                                                                            0.00
    (vii) Excess Collections (VI(B))                                                                        0.00
                                                                                                 ---------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                          $1,770,028.99

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                   $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                   $71,642.22
(B) Amounts Applied to Payahead Account (C(B))                                                         10,990.86
(C) Amounts Withdrawn from Payahead Account (C(C))                                                          0.00
(D) Ending Period Balance                                                                             $82,633.08

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                         Begin. of Period         End of Period
(A) Balances and Principal Factors                                       ----------------         --------------
    (i)    Total Pool Balance                                              $50,010,404.63         $48,994,816.22
    (ii)   Total Pool Factor                                                    1.0000000              0.9796925
    (iii)  Receivables Balance                                              50,010,404.63          48,994,816.22

    (v)    Class A Certificate Balance                                     $44,509,260.12         $43,605,386.44
    (vi)   Class A Principal Factor                                             1.0000000              0.9796925
    (vii)  Class B Certificate Balance                                      $2,500,520.23          $2,449,740.81
    (viii) Class B Principal Factor                                             1.0000000              0.9796925
    (ix)   Class C Certificate Balance                                      $3,000,624.28          $2,939,688.97

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                             19.92%                 19.91%
    (ii)  Weighted Average Remaining Maturity (WAM)                                 52.32 months           51.40 months
    (iii) Remaining Number of Contracts                                             4,144                  4,066

                                                                                                   EXHIBIT 20

    CS FIRST BOSTON                                                                                            Page 3
                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-B

                        May 1, 1996 through May 31, 1996

V. RECONCILIATION OF SPREAD ACCOUNT ("SA")


(A) Beginning SA Balance (B(H))                                                                                   $0.00

(B) Draw for Class A Distributable Amount and Servicing Fee                                                        0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                          0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                   555,884.40
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                               $555,884.40
                                                                                                         --------------
(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                            $2,500,520.23

(G) Ending Spread Account Balance (Min(E,F))                                                                $555,884.40

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                                $0.00

(B) Excess Collections Distribution to Class C Certificateholder                                                  $0.00
                                                                                                                   0.00
VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                              $11,601.92
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                          $23,284.42
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                             11,682.50
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                                  0.00
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                       11,601.92

(D) Delinquent and Repossessed Contracts
                                                                                       Contracts           Amount
                                                                                       -------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                                39       0.96%       $494,181.76      1.01%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                0       0.00%              0.00      0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                          0       0.00%              0.00      0.00%

    (iv)  Vehicles Repossessed During the Collection Period  (D(E))                    44       1.06%        556,638.91      1.14%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                      0.00%
    (ii)  Preceeding Collection Period                                                                             0.00%
    (iii) Current Collection Period                                                                                0.28%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      0.28%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding
       Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                      0.00%
    (ii)  Preceeding Collection Period                                                                             0.00%
    (iii) Current Collection Period                                                                                1.14%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                      1.14%

(C) Loss and Delinquency Trigger Indicator                                                          Trigger Was Not Hit


(D) Unpaid Servicing Fee                                                                                    $145,863.68

(E) Ending Cumulative Accrued Servicing Fee Balance                                                         $145,863.68

                                                                      EXHIBIT 20

                         AFG Receivables Trust, 1996-B
                         6.60% Asset-Backed Certificates
                     Statement to Class A Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                       Agreement dated as of May 1, 1996)


Distribution Date:           June 17, 1996

Collection Period:           May 1, 1996 through May 31, 1996

Period (Month)                   1

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                                $         20.31

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                                 $          5.50

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                            $ 48,994,816.22

Total Available Amount                                                                                         $  1,770,028.99

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                                $          0.00

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                              $          0.00

Unpaid Servicing Fee                                                                                           $    145,863.68

Ending Cumulative Accrued Servicing Fee Balance                                                                $    145,863.68

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                       $          2.92

Class A Principal Carryover Shortfall                                                                          $          0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date                           $          0.00

Class A Interest Carryover Shortfall                                                                           $          0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date                            $          0.00

Class A Certificate Factor as of the Distribution Date                                                               0.9796925

Class A Certificate Balance as of the Distribution Date                                                        $ 43,605,386.44

Class B Certificate Factor as of the Distribution Date                                                               0.9796925

Class B Certificate Balance as of the Distribution Date                                                        $  2,449,740.81

Class C Certificate Balance as of the Distribution Date                                                        $  2,939,688.97

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                  $          0.00

Balance of the Spread Account on the Distribution Date                                                         $    555,884.40

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                         $    555,884.40

Balance of the Payahead Account                                                                                $     82,633.08

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                         $     10,990.86

The Number of accounts past due 31-60, 61-90 and over 90 days or in repossession                                            83

The Aggregate Principal Outstanding of accounts past due 31-60, 61-90 and over 90 days or
  in repossession                                                                                              $  1,050,820.67

                                                                      EXHIBIT 20

                            AFG 1996-B Grantor Trust
                         7.05% Asset Backed Certificates
                     Statement to Class B Certificateholders
             (Pursuant to Section 14.10 of the Pooling and Servicing
                       Agreement dated as of May 1, 1996)


Distribution Date:       June 17, 1996

Collection Period:       May 1, 1996 through May 31, 1996


Distribution Allocable to Principal (per $1,000 of beginning principal balance)                              $          20.31

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                               $           5.88

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                          $  48,994,816.22

Total Available Amount                                                                                       $   1,770,028.99

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                              $           0.00

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                            $           0.00

Unpaid Servicing Fee                                                                                         $     145,863.68

Ending Cumulative Accrued Servicing Fee Balance                                                              $     145,863.68

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                                     $           2.92

Class B Principal Carryover Shortfall                                                                        $           0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                         $           0.00

Class B Interest Carryover Shortfall                                                                         $           0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                          $           0.00

Class A Certificate Factor as of the Distribution Date                                                              0.9796925

Class A Certificate Balance as of the Distribution Date                                                      $  43,605,386.44

Class B Certificate Factor as of the Distribution Date                                                              0.9796925

Class B Certificate Balance as of the Distribution Date                                                      $   2,449,740.81

Class C Certificate Balance as of the Distribution Date                                                      $   2,939,688.97

The amount otherwise distributable to the Class B Certificateholders or the Class C
  Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                                $           0.00

Balance of the Spread Account on the Distribution Date                                                       $     555,884.40

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                       $     555,884.40

Balance of the Payahead Account                                                                              $      82,633.08

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                       $      10,990.86

The Number of accounts past due 31-60, 61-90 and over 90 days or in repossession                                           83

The Aggregate Principal Outstanding of accounts past due 31-60, 61-90 and over 90 days or
  in repossession                                                                                            $   1,050,820.67